UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2012

BIOSCRIP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2012, the board of directors (“Board”) of BioScrip, Inc. (the “Company”) appointed  Hai Tran Senior Vice President and Chief Financial Officer, effective as of the date he commences employment with the Company in accordance with the terms of the Engagement Letter (as defined below), which is expected to be on or about May 14, 2012.  Mr. Tran, 43 years old, will succeed Mary Jane Graves, who has served as the Interim Chief Financial Officer and Treasurer since January 2011.

Prior to joining the Company, Mr. Tran was the Chief Financial Officer and VP International of Harris Healthcare Solutions, a subsidiary of Harris Corporation, a diversified technology company.  From 2008 to 2011, Mr. Tran served as Chief Financial Officer of Catalyst Health Solutions, Inc. (Nasdaq: CHSI), a publicly traded Pharmacy Benefits Management company.  Mr. Tran served as Vice President and Treasurer of Hanger Orthopedic Group (NYSE: HGR), a public healthcare services, products, and distribution company, from 2006 to May 2008, and as Senior Vice President of Strategic Development and Emerging Solutions for Cadmus Communications from 2001 to 2006.  Prior to working at Cadmus Communications, Mr. Tran served in various financial and strategic positions at private and public companies.  Mr. Tran holds a bachelor’s degree in electrical engineering from the University of Virginia and a master’s degree in business administration from the University of Richmond.  There is no family relationship between Mr. Tran and any director or executive officer of the Company.

On April 19, 2012, Mr. Tran and the Company entered into an engagement letter (the “Engagement Letter”). The terms of the Engagement Letter provide for the employment of Mr. Tran as the Company’s Senior Vice President, Chief Financial Officer for a term of two years at an initial base salary of $400,000 per annum, and eligibility to participate in the Management Incentive Bonus Program with a target bonus of up to 80% of his base salary.  Subject to Board approval, Mr. Tran will be granted options to purchase 200,0000 shares of the Company’s common stock par value $0.0001 per share, which will be subject to the terms and conditions set forth in the BioScrip/CHS 2006 Equity Incentive Plan (the “Option Plan”). The exercise price of such options will be equal to the fair market value of a share of the Company’s common stock on the date of grant and will vest in three equal installments at the rate of one-third per year over three years commencing on the first anniversary of the grant date, subject to Mr. Tran being employed by the Company on such anniversary date or as otherwise expressly provided in the Option Plan.

Under the terms of the Engagement Letter, as a condition to his employment Mr. Tran is required to enter into a restrictive covenant agreement with the Company which will provide that during the term of employment and for one year following his termination, Mr. Tran may not directly or indirectly participate in any business which is competitive with the Company’s business. Similarly, for two years following his termination, Mr. Tran may not solicit or otherwise interfere with the Company’s relationship with any present or former employee or customer of the Company. Mr. Tran is also required to keep confidential during the term of employment and thereafter all confidential information concerning the Company and its business.

If Mr. Tran’s employment is terminated by the Company for “Cause” (as defined below) or due to death or disability, or if Mr. Tran resigns without “Good Reason” (as defined below), then (i) he will be entitled to receive his salary and benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised to the extent authorized by the Option Plan, and all unvested stock options shall cease to vest and be forfeited as of such date, and (iii) no other benefits shall accrue or vest subsequent to such date.

If the Company terminates Mr. Tran without Cause or if Mr. Tran resigns for Good Reason, then, subject to execution of a Waiver and Release Agreement, Mr. Tran will be entitled to receive: (1) the salary he earned through the date of termination, (2) for a period of two years following his date of termination (reduced by the number of months from the first day of employment to the last day of employment) or, if such date is on or after the second anniversary of his start date, for the one year period which starts on the date his employment terminates, the annual salary that he was receiving at the time of such termination of employment, and (3) all fully vested and exercisable options may be exercised in accordance with the Option Plan, and all unvested stock options shall cease to vest and be forfeited as of such date. If Mr. Tran is terminated by the Company without Cause, he will also be eligible to receive a pro-rated bonus for the year.

“Cause” means (i) commission of criminal conduct which involves moral turpitude; (ii) conviction of, or plea of nolo contendre to, a criminal offense that (a) is a felony, or (b) results in imprisonment; (iii) acts which constitute fraud or self-dealing against the Company or any of its subsidiaries, including, without limitation, misappropriation or embezzlement; (iv) violation of federal securities laws or state securities law applicable to the Company; (v) willful engagement in conduct which is materially injurious to the Company or any of its subsidiaries; or (vi) gross misconduct in the performance of duties as an employee of the Company.

“Good Reason” means the existence of any one or more of the following conditions that continue without Mr. Tran’s consent for more than 45 days following written notice of such conditions by Mr. Tran to the Chief Executive Officer: (i) a material change in or reduction of Mr. Tran’s authority, duties  and responsibilities, or the assignment to Mr. Tran of duties materially inconsistent with Mr. Tran’s position with the Company; or (ii) a reduction in Mr. Tran’s gross bi-weekly salary below his initial gross bi-weekly salary as stated in the Engagement Letter; provided that Mr. Tran delivers such notice within 30 days following his learning of such condition.

If a change of control event (as defined in the Option Plan) occurs prior to May 1, 2014, and either the Company or a successor entity terminates Mr. Tran’s employment without Cause within one year of the change in control event or Mr. Tran resigns for Good Reason within 180 days of the change in control event, then, subject to execution of a Waiver and Release Agreement, Mr. Tran will be entitled to receive (1) the salary, bonus, and other benefits earned and accrued through the date of termination, and (2) for a period of two years following his date of termination, the base salary that Mr. Tran was receiving at the time of such termination of employment.

The terms of the Engagement Letter are intended to comply with the provisions of 409A of the Internal Revenue Code, to the extent applicable.

The foregoing summary is qualified in its entirety by reference to the complete text of the Engagement Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.  In addition, the press release issued on April 23, 2012, by the Company announcing Mr. Tran’s appointment is filed with this Current Report on Form 8-K as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(d)

10.1	Engagement Letter dated, April 19, 2012, between Hai Tran and BioScrip, Inc.

99.1	Press Release dated April 23, 2012, announcing appointment of Hai Tran as new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: April 23, 2012	By:	/s/ Kimberlee C. Seah
Kimberlee C. Seah Senior Vice President and General Counsel